UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 7, 2006

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 7, 2006, Decorize’s Board of Directors approved a resolution to decrease the number of members of the Board of Directors from six to four members, effective immediately. Concurrently, the Board accepted the resignation of Mr. James Parsons and Mr. Michael Sandel as directors. To the knowledge of Decorize’s executive officers, Mr. Parsons’ and Mr. Sandel’s resignations were not due to any disagreement with Decorize’s operations, policies or practices, but were done to decrease the number of inside directors. Mr. James Parsons will continue to serve as Executive Vice President of Product Development of the Company following his resignation from the Board of Directors. Likewise, Mr. Michael Sandel will continue in his role as Vice President of Product Development following his resignation from the Board of Directors.

The Board also accepted the resignation of Mr. Steven Fox as a member of the Audit Committee and adopted a resolution to decrease the number of members of the Audit Committee from three to two members, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: March 10, 2006	By:	/s/ Brent Olson
Name: Brent Olson
Title: Vice President of Finance